Exhibit 10.2

Form of Letter Amendment to Employment Agreement

VAPOR CORP.

3001 Griffin Road

Dania Beach, Florida 33312

[                 ], 2013

VIA E-MAIL

Harlan Press

Dear Mr. Press,

Reference is made to that certain Employment Agreement entered into as of February 27, 2012 by and between Vapor Corp. and you (the “Employment Agreement”). All capitalized terms used in this Letter Amendment, but not otherwise defined herein, shall have the meanings ascribed to them in the Employment Agreement.

1. The purpose of this Letter Amendment is to amend the Employment Agreement as set forth herein in consideration of you providing a personal validity guarantee (the “Personal Validity Guarantee”) of certain of the Company’s obligations under its financing arrangement with Entrepreneur Growth Capital, LLC which consists of an Invoice Purchase and Sale Agreement dated August 8, 2013 (the “Financing Agreement”).

2. In accordance with Section 1 hereof, the Employment Agreement is hereby amended as follows:

(a) Section 2.1 of the Employment Agreement is hereby amended to insert the following sentence at the end of said Section:

“Notwithstanding anything to the contrary set forth in this Section 2.1 or elsewhere in this Agreement, Renewal Terms shall occur automatically so long as the Personal Validity Guarantee remains in full force and effect, provided that the Initial Term or any Renewal Term may be terminated (a) upon the death of Executive or (b) by the Company for Cause in accordance with Section 5.3 hereof or (c) by Executive either (x) for “Good Reason” in accordance with Section 5.4 hereof or (y) without “Good Reason” in accordance with Section 5.6 hereof.”

(b) Section 4.3 of the Employment Agreement is hereby amended to insert the following sentence at the end of said Section:

“Notwithstanding anything to the contrary set forth in this Section 4.3 or elsewhere in this Agreement, if the Personal Validity Guarantee is enforced against Executive then the Options to the extent then unvested shall automatically vest in full on the date of such enforcement. The option agreement evidencing the Options shall be deemed automatically amended to conform with the preceding sentence.

(c) Section 5.1 of the Employment Agreement is hereby amended to insert the following sentence at the end of clause (a) of said Section:

“Notwithstanding anything to the contrary set forth in this Section 5.1 or elsewhere in this Agreement, the Company may not terminate Executive’s employment for Disability so long as the Personal Validity Guarantee remains in full force and effect.

(d) Section 5.2 of the Employment Agreement is hereby amended to insert the following sentence at the end of clause (a) of said Section:

“Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, the Company may not terminate Executive’s employment without “Cause” so long as the Personal Validity Guarantee remains in full force and effect.

(e) Section 13 of the Employment Agreement is hereby amended to insert the following sentence as the penultimate sentence of said Section:

“In addition to the foregoing, the Company shall indemnify Executive against all losses, claims, expenses and other liabilities of any nature arising out of or relating to enforcement of the Personal Validity Guarantee, and such indemnification shall survive until such time as Executive has been permanently and unconditionally released from the Personal Validity Guarantee.

4. This Letter Amendment is effective as of August 8, 2013, the date of the Financing Agreement. Except as expressly amended by this Letter Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Letter Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written understandings and agreements between the parties hereto with respect to the subject matter hereof. This Letter Amendment may be executed and delivered (by facsimile, e-mail or other electronic transmission) in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Sections 15 (Arbitration) and 16.3 (Governing Law) of the Employment are hereby incorporated by reference herein and made a part hereof as if fully set forth herein.

[Intentionally Left Blank; Signature Page Follows]

If the foregoing is acceptable to you, please countersign and date this Letter Amendment in the space provided below and return a countersigned and dated copy to us by e-mail.

Sincerely,

Vapor Corp.

By:
Name:	Jeffrey Holman
Title:	President

Acknowledged and Agreed to this day of 2013:

Executive

Harlan Press